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                                                                  EXHIBIT 23.1

                           CONSENT OF BDO SEIDMAN, LLP,
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Photogen Technologies, Inc.
Knoxville, TN

      We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 25, 2000, relating to the consolidated financial statements of Photogen Technologies, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999.

      We also consent to the reference to us under caption "Experts" in the Prospectus.

                                       /s/ BDO SEIDMAN, LLP

                                       BDO SEIDMAN, LLP

Chicago, Illinois
January 8, 2001